Exhibit 99.1


 U.S. District Court Finds Ormco Corporation's (a Division of Sybron Dental)
                               Patents Invalid

    SANTA CLARA, Calif., Aug. 26 /PRNewswire-FirstCall/ -- Align Technology, Inc. (Nasdaq: ALGN), the inventor of the Invisalign(R) system, a proprietary method of straightening teeth without wires and brackets, announced today that the U.S. District Court has granted summary judgment in favor of Align Technology, Inc.

    Ormco Corporation (a division of Sybron Dental Specialties, Inc.,
NYSE: SYD) sued Align in 2003 alleging infringement of four patents (Patent Nos. 5,447,432, 5,683,243, 6,244,861 and 6,616,444). The United States
District Court for the Central District, Southern Division, granted Align's motion for summary judgment of invalidity of Ormco's patents (the Court ruled earlier this year that Align does not infringe these patents). As Ormco's patents were found invalid by the Court, this provides Align additional freedom to operate in the field of digital dentistry. The Court also denied Ormco's summary judgment motion seeking a finding of invalidity of Align's patents (Patent Nos. 6,398,548 and 6,554,611). Align is represented by intellectual property specialty firm, Townsend and Townsend and Crew LLP.

    "This third summary judgment against Ormco is a testament to the lack of any basis for Ormco's suit against us," said Thomas M. Prescott, President and CEO of Align Technology, Inc. "We believe the successful defense of our intellectual property, along with the more than fifty patents issued and numerous patent applications pending will enable long-term value creation for our shareholders. Align will continue to invest in the technology and processes that make Invisalign an important part of our customers' practices and the most attractive way for consumers to gain a better smile."

    About Align Technology, Inc.

    Align Technology designs, manufactures and markets Invisalign, a proprietary method for treating malocclusion, or the misalignment of teeth. Invisalign corrects malocclusion using a series of clear, nearly invisible, removable appliances that gently move teeth to a desired final position. Because it does not rely on the use of metal or ceramic brackets and wires, Invisalign significantly reduces the aesthetic and other limitations associated with braces. Invisalign is appropriate for treating adults and older teens. Align Technology was founded in March 1997 and received FDA clearance to market Invisalign in 1998.

    To learn more about Invisalign or to find a certified Invisalign doctor, please visit www.invisalign.com or call 1-800-INVISIBLE.

    Forward-Looking Statements

    This news release contains forward-looking statements, including statements regarding Align's belief that the summary judgment will assist Align in creating long-term value for its shareholders as well as Align's belief that it will continue to invest in the technology and processes that make Invisalign an important part of its customers' practices. In addition, there is no assurance that the court's decision will not be overturned on appeal. Forward-looking statements contained in this news release relating to expectations about future events or results are based upon information available to Align as of the date hereof. Readers are cautioned that these forward-looking statements are only predictions and are subject to risks, uncertainties and assumptions that are difficult to predict. As a result, actual results may differ materially and adversely from those expressed in any forward-looking statement. Factors that might cause such a difference include, but are not limited to, risks relating to Align's ability to protect its intellectual property rights and potential intellectual property or product liability claims or litigation. These and other risks are detailed from time to time in Align's periodic reports filed with the Securities and Exchange Commission, including, but not limited to, its Annual Report on Form 10-K for the fiscal year ended December 31, 2003, which was filed with the Securities and Exchange Commission on March 9, 2004, and its Quarterly Reports on Form 10-Q. Align undertakes no obligation to revise or update publicly any forward-looking statements for any reason.

    Investor Relations Contact:         Press Contact:
    Barbara Domingo                     Shannon Henderson
    Align Technology, Inc.              Ethos Communications, Inc.
    408-470-1000                        678-417-1767
    investorinfo@aligntech.com          shannon@ethoscommunication.com


SOURCE  Align Technology, Inc.
    -0-                             08/26/2004
    /CONTACT: investors, Barbara Domingo of Align Technology, Inc., +1-408-470-1000, or investorinfo@aligntech.com; or media, Shannon Henderson of Ethos Communications, Inc., +1-678-417-1767, or shannon@ethoscommunication.com, for Align Technology, Inc./
    /Web site:  http://www.invisalign.com /
    (ALGN SYD)

CO:  Align Technology, Inc.; Ormco Corporation; Sybron Dental
ST:  California
IN:  HEA MTC
SU:  LAW